Exhibit 99.1

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES EXECUTION OF DEFINITIVE

AGREEMENT TO ACQUIRE TRIAD HOSPITALS, INC. FOR $54 PER SHARE IN CASH

FRANKLIN, Tenn.& PLANO, Texas — (BUSINESS WIRE) — March 19, 2007 — Community Health Systems, Inc. (NYSE: CYH) (“CHS”) and Triad Hospitals, Inc. (NYSE: TRI) (“Triad”) today announced that they have entered into a definitive merger agreement pursuant to which CHS will acquire Triad for $54 per share in cash, or approximately $6.8 billion, including $1.7 billion of existing indebtedness. The merger will create the largest publicly traded hospital company in the United States. The combined company would own or operate approximately 130 hospitals in 28 states, with a total bed count of more than 18,700.

The merger agreement was unanimously approved by the Board of Directors of CHS. Triad’s Board of Directors, on the unanimous recommendation of a Special Committee composed entirely of disinterested directors, has approved the agreement and recommends that Triad stockholders approve the merger. All disinterested members of the Board voted in favor of the agreement, with two inside directors abstaining.

The acquisition is subject to certain closing conditions including approval by Triad’s stockholders, antitrust clearance and other regulatory approvals, and is expected to close in the third quarter of 2007. There is no financing condition to the consummation of the transaction. CHS has received financing commitments from Credit Suisse, Wachovia Capital Markets LLC, and certain of their affiliates. “This is a strategic growth opportunity for CHS,” said Wayne T. Smith, Chairman, President and CEO of CHS. “This deal will substantially increase CHS’s overall scale and enhance its geographic diversity. The two companies have similar values and we are excited about the 54 Triad hospitals and the addition of six new states to our portfolio. This acquisition complements our rural strategy by adding mid-size markets in great locations and we look forward to working with the talented and experienced management professionals throughout the Triad organization.”

“The transaction with CHS validates Triad’s strategy and I am proud of the value this brings to our shareholders. We look forward to working to ensure a smooth transition for our communities,” said James D. Shelton, Chairman and CEO of Triad.

Triad has terminated its previous merger agreement with a group led by affiliates of CCMP Capital Advisors and GS Capital Partners. In accordance with the terms of the original merger agreement, Triad paid a termination fee to the original purchaser under such agreement.

Credit Suisse and Wachovia Capital Markets LLC are acting as financial advisors to CHS and Credit Suisse delivered a fairness opinion to CHS. Kirkland & Ellis LLP is acting as legal advisor to CHS.

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CYH Announces Execution of Definitive Agreement to Acquire

Triad Hospitals for $54 Per Share in Cash

March 19, 2007

Dewey Ballantine LLP is acting as legal advisor to Triad. Lehman Brothers Inc. is acting as financial advisor and delivered a fairness opinion to the special committee of the board of directors of Triad, and Baker Botts L.L.P. is acting as the special committee’s legal advisor.

As a result of this transaction, CHS has withdrawn its 2007 guidance. A conference call will be held by CHS at 3:00 PM eastern daylight time on Monday, March 19, 2007. A live webcast of the call and accompanying slide presentation will be posted on CHS’s website, www.chs.net.

About CHS

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 77 hospitals in 22 states. Its hospitals offer a broad range of inpatient and outpatient medical and surgical services. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

About Triad

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 54 hospitals (including one under construction) and 13 ambulatory surgery centers in 17 states with approximately 9,855 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting, and advisory services to more than 170 independent community hospitals and health systems throughout the United States.

Important Information and Where to Find it

Triad intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the merger. STOCKHOLDERS OF TRIAD ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. The proxy statement will be mailed to Triad’s stockholders. In addition, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Triad, without charge, from the Securities and Exchange Commission’s website at www.sec.gov or, without charge, from Triad’s website at www.triadhospitals.com or by directing such request to Triad Hospitals, Inc., 5800 Tennyson Parkway, Plano, Texas 75024, Attention: Investor Relations.

Triad, CHS and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Triad’s stockholders in respect of the proposed merger. Information concerning Triad and its

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CYH Announces Execution of Definitive Agreement to Acquire

Triad Hospitals for $54 Per Share in Cash

March 19, 2007

participants in the solicitation is set forth in Triad’s proxy statement for the 2006 annual meeting of its stockholders and its Annual Report on Form 10-K for the 2006 fiscal year. Additional information regarding the interests of such participants will be included in the proxy statement and other relevant documents filed with the Securities and Exchange Commission when they become available. Information concerning CHS and its directors and executive officers is set forth in CHS’s proxy statement for the 2006 annual meeting of its stockholders and CHS’s Annual Report on Form 10-K for the 2006 fiscal year.

Forward-Looking Statements

Certain statements contained in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and Triad and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the risk that the cost savings and other synergies from the transaction may not be fully realized or may take longer to realize than expected; third-party relationships; actions taken by either of the companies; changes in social and political conditions such as war or terrorism, as well as general economic conditions. Additional risks and factors that may affect results are set forth in Triad’s and CHS’s filings with the Securities and Exchange Commission, including each company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2006.

The forward-looking statements speak only as of the date of this report. Neither CHS nor Triad undertakes any obligation to update these statements.

Contact:

W. Larry Cash, CHS Executive Vice President and Chief Financial Officer 615-465-7000	Patricia G. Ball, Triad Vice President of Marketing and Public Affairs 214-473-3752	Laura C. Baldwin, Triad Vice President of Finance and Investor Relations 214-473-3969

Rosemary Plorin, CHS

Lovell Communications

615-943-1642

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